Exhibit 99.1

WL Ross Holding Corp. – Nexeo Solutions Update

WL Ross Holding Corp. (the “Company”) announced today several developments regarding its proposed merger with Nexeo Solutions Holdings, LLC (“Nexeo Solutions”). First, the Securities and Exchange Commission has completed its review of the proxy materials relating to the stockholder vote on the Nexeo Solutions merger and the Company has filed and commenced mailing its definitive proxy materials on May 9, 2016. Second, the record date for the stockholder vote on the Nexeo Solutions merger has been set for May 5, 2016. The stockholder meeting to approve the Nexeo Solutions merger will be held at 9:00 AM EDT on Monday, June 6, 2016, on the 25th Floor of 1166 Avenue of the Americas in New York City. The closing of the Nexeo Solutions merger is expected to occur shortly thereafter. Finally, Nexeo Solutions has announced on May 10, 2016, that it will host its second fiscal quarter 2016 earnings results conference call webcast at 10:00 AM EDT on Friday, May 13, 2016. Nexeo Solutions expects to release its financial results prior to the conference call for the three months and six months periods ended March 31, 2016.

Participants on the morning of Nexeo Solutions’ conference call webcast may use the link below to register and join the live event.

https://engage.vevent.com/rt/nexeojh~051316

Once registered, you will receive a confirmation email. Please refer to your confirmation email to join or click on the registration URL and enter in your email address.

If for any reason you are unable to stream audio, you can listen to the audio via the telephone by calling:

•	US/Canada Attendee Backup Telephone:	(877) 553-3226

•	International Toll Attendee Backup Telephone:	(484) 365-2914

•	Conference ID:	10221561

A replay of the webcast and relevant financial charts will also be available for access on Nexeo Solutions’ Investor Relations website at www.nexeosolutions.com/investor-relations.

About WLRH

WL Ross Holding Corp. is a Special Purpose Acquisition Company sponsored by WL Ross Sponsor LLC, an affiliate of WL Ross & Co. LLC, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets. WL Ross Holding Corp. completed its initial public offering in June 2014, raising approximately $500 million in cash proceeds. WL Ross Holding Corp.’s officers and certain of its directors are affiliated with WL Ross & Co. LLC. Founded in 2000, WL Ross & Co. LLC is a global value oriented private equity firm which seeks niche opportunities in markets where it believes its knowledge, insight and experience offers an advantage in assessing and cultivating new investment opportunities.

Forward Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include the expected occurrence and timing for the completion of the Nexeo Solutions merger and the expected occurrence and timing of Nexeo Solutions’ earnings call or the release its financial results. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger by and among the Company, Neon Acquisition Company LLC, Neon Holding Company LLC, Nexeo Solutions, TPG Accolade Delaware, LP and Nexeo Holdco, LLC (the “Merger Agreement”); the outcome of any legal proceedings that have been, or will be, instituted against the Company, Nexeo Solutions, or other parties to the Merger Agreement following announcement of the Merger Agreement and transactions contemplated therein; the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of the Company or other conditions to closing in the Merger Agreement; the failure to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the Merger Agreement; risks that the proposed transaction disrupts Nexeo Solutions’ current plans and operations and the potential difficulties in employee retention as a result of the announcement of the Merger Agreement and consummation of the transaction described therein; costs related to the proposed mergers and the impact of the substantial indebtedness to be incurred to finance the consummation of the mergers; changes in applicable laws or regulations; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by the Company and Nexeo Solutions.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, in Nexeo Solutions’ periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and in the definitive proxy statement filed by the Company with the SEC on May 9, 2016. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. The Company disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

 Additional Information about the Transaction and Where to Find It

In connection with the proposed mergers and other matters, the Company has filed a proxy statement with the SEC on May 9, 2016 and, on May 9, 2016 commenced mailing the definitive proxy statement and other relevant documents to its stockholders as of the May 5, 2016 record date for the special meeting. Investors and security holders of the Company are advised to read the definitive proxy statement and other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the proposed mergers, among other matters, because the definitive proxy contains important information about the proposed mergers and the parties to the proposed mergers. Stockholders may also obtain a copy of the definitive proxy statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website at www.sec.gov or by directing a request to: WL Ross Holding Corp., c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, 25th Floor, New York, New York 10036, e-mail: WLRHolding@wlross.com, Attn: Tony Reina (Legal Department).

Participants in Solicitation

The Company, Nexeo Solutions, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Company stockholders in connection with the proposed mergers. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the proposed mergers, and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement for the proposed mergers, which has been filed with the SEC. Information concerning the interests of the Company’s and Nexeo Solutions’ participants in the solicitation, which may, in some cases, be different than those of the Company’s and Nexeo Solutions’ stockholders generally, is also set forth in the definitive proxy statement relating to the proposed mergers.